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                                                                    EXHIBIT 12.2

COMPUTATION OF RATIO OF EARNINGS TO COMBINED
FIXED CHARGES AND PREFERRED DIVIDENDS

                                                                      PERIOD      FISCAL         NINE
                                                                    JANUARY 1,       YEAR         MONTHS
                                                     YEAR ENDED         TO         ENDED         ENDED
                                                     DECEMBER 31,     APRIL 4,   MARCH 31,    DECEMBER 31,   YEAR ENDED DECEMBER 31,
                                                      ---------     ---------    ---------     ---------     ----------------------
                                                        1999           2000        2001           2001          2002         2003
                                                      ---------     ---------    ---------     ---------     ---------     ---------


CALCULATION OF EARNINGS

Pre-tax income (loss) from continuing
  operations before adjustment for
  minority interests in consolidated
  subsidiaries or income (loss) from
  equity investees ...............................    $(765,197)    $   2,133    $ (19,447)    $(370,343)    $(157,930)    $  14,849

Distribution from joint ventures .................        4,000            --        3,600           125            --            --
                                                      ---------     ---------    ---------     ---------     ---------     ---------

Earnings before fixed charge
  adjustments ....................................     (761,197)        2,133      (15,847)     (370,218)     (157,930)       14,849
                                                      ---------     ---------    ---------     ---------     ---------     ---------

Fixed charges

      Interest expense ...........................           --            --       57,015        36,833        39,286        19,142

      Interest allocated to asset held
        for sale .................................           --            --        1,256            --            --            --

      Interest portion of rent expense ...........        4,005           850        6,510         4,831         5,855         6,068
                                                      ---------     ---------    ---------     ---------     ---------     ---------

Total fixed charges ..............................        4,005           850       64,781        41,664        45,141        25,210
                                                      ---------     ---------    ---------     ---------     ---------     ---------

Remove capitalized interest ......................           --            --       (1,256)           --            --            --
                                                      ---------     ---------    ---------     ---------     ---------     ---------

Pre-tax income (loss) from continuing
  operations before adjustment for
  minority interests in consolidated
  subsidiaries or income (loss) from
  equity investees plus fixed charges ............     (757,192)        2,983       47,678      (328,554)     (112,789)       40,059
                                                      =========     =========    =========     =========     =========     =========

Preferred stock dividend requirement .............          n/a           n/a       41,600        41,449        49,813        66,025
                                                      ---------     ---------    ---------     ---------     ---------     ---------

Ratio of pre-tax income (loss) to net
  income (loss) ..................................          n/a           n/a         0.99          1.00          1.00          0.91
                                                      ---------     ---------    ---------     ---------     ---------     ---------

Preferred dividend factor ........................           --            --       41,164        41,424        49,748        60,385
                                                      ---------     ---------    ---------     ---------     ---------     ---------

Total fixed charges ..............................        4,005           850       64,781        41,664        45,141        25,210
                                                      ---------     ---------    ---------     ---------     ---------     ---------

Total fixed charges and preferred
  dividends ......................................        4,005           850      105,945        83,088        94,889        85,595
                                                      =========     =========    =========     =========     =========     =========

Ratio of earnings to combined fixed
  charges and stock dividends ....................          (a)           3.5          (a)           (a)           (a)           (a)
                                                      =========     =========    =========     =========     =========     =========

Insufficient to cover ............................      761,197           n/a       58,267       411,642       207,678        45,536

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(a)    Earnings were insufficient to cover fixed charges and preferred dividends by the amount indicated.